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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 ( No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944,
33-48954, 33-68356, 33-68372, 33-83262, 333-88209, 333-86315, 333-80791,
333-80793, 33-83264, 333-59951, 333-31851, 333-31853, 333-59949, 333-59947,
33-83266, 333-44482 and 333-38902) of Computer Network Technology Corporation of our report dated May 23, 2001 relating to the financial statements of Articulent, Inc., which appears in the Current Report on Form 8-K/A of Computer Network Technology Corporation dated April 3, 2001 as filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 14, 2001




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